Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Company Contact:
Sean Collins, Partner	David Morash, Chief Operating Officer
CCG Investor Relations	Axesstel, Inc.
15300 Ventura Blvd., Suite 303	15373 Innovation Drive, Suite 200
Sherman Oaks, CA 91403	San Diego, CA 92128
+1 818.789.0100, ext. 202	+1 858.613.1500
Sean.Collins@ccgir.com	DMorash@axesstel.com

AXESSTEL REPORTS FISCAL 2003 RESULTS

Net revenues increase 41% year over year

Conference call scheduled for today at 10:00 a.m. Pacific time

SAN DIEGO – March 22, 2004 – Axesstel, Inc. (OTCBB: AXES), a leader in developing, manufacturing and marketing high-quality, CDMA-based fixed wireless local loop (WLL), hybrid terminals and engineering services to operators worldwide, today announced financial results for fiscal year fiscal 2003, which ended December 31, 2003. Key consolidated performance highlights included:

•	Axesstel’s transition from Engineering Development Services (NRE) to Wireless Local Loop (WLL) Product Sales, begun in 2003 and now complete, negatively impacted 2003 profitability.

•	Net revenues for fiscal 2003 totaled $11.4 million, a 41% increase over fiscal 2002 net revenues of $8.1 million, a 1% increase in Product sales and a 80% increase in Engineering development.

•	Gross profit margin declined from 57% in 2002 to 34% in 2003. With the acquisition of Entatel, an engineering house in Korea, at the end of 2002 to support Engineering sales to Verizon and a major telecommunications company, Axesstel engineering costs were recorded as a cost of goods for engineering services.

•	During the year Axesstel also added to its U.S. Research and Development team to create future products.

•	Axesstel’s fiscal 2003 operating loss was $2.9 million, versus 2002 operating income of $752,000. Primarily, the loss reflects the buildup of resources for the expanded projected sales, which had not occurred prior to year-end, as Axesstel pursued product sales development.

•	Axesstel’s fiscal 2003 net loss was $2.2 million, as compared to fiscal 2002 net income of $636,000 primarily due to the increases in R&D and SG&A as the company invested in future products and infrastructure to meet the needs of projected growth.

•	Fully diluted net loss per share for 2003 was $.03 vs. the prior year net income of $.06.

“The first half of 2003 benefited from the NRE contracts from Verizon and a major telecommunications company, which were successfully completed during the summer 2003. Our strategy of emphasizing WLL product sales with the transfer of production to Wistron NeWeb did not positively impact results until 2004. “Based upon the financing we have completed in 2004, ongoing discussions to finance CDMA software licenses, our structure to alleviate working capital strains caused by growth, and our projected third quarter return to positive cash flow, we believe Axesstel has sufficient financial resources to accomplish our aggressive growth targets for 2004,” said John Chough, Chief Financial Officer for Axesstel.

“Between multi-million-dollar new contracts with TeleCard in Pakistan and a significant, newly signed agreement with a major service provider with operations in ten Latin American countries, adding key management personnel, and securing financing of $3.7 million in January and an additional $3 million last week, fiscal 2004 has already repaid some of the significant investments in growth that we made throughout 2003,” said Mike Kwon, Chairman of Axesstel. “We are proud to be bringing ‘access for anyone, anywhere, to anything – voice or data, stationary or mobile’ to enormous, rapidly growing markets worldwide. Shipments of our fixed wireless terminals began in mid-March, and we expect to be profitable in the second half and throughout the remainder of fiscal 2004.”

Conference call to be held at 10:00 a.m. Pacific time today

Management of Axesstel, Inc. will host a conference call at 10:00 a.m. PST (1:00 p.m. EST) today, Monday, March 22, 2004, to discuss fiscal 2003 results and plans for 2004.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 399-7496. International callers should dial (706) 634-6508. There is no pass code required for this call.

If you are unable to participate in the call at this time, a replay will be available on Monday, March 22 at 11:00 a.m. PST, through Monday, March 29 at 9:00 p.m. PST. To access the replay dial (800) 642-1687 and enter the conference ID number 6101752.

(more)

About Axesstel, Inc.

Axesstel, Inc., a Nevada Corporation, (OTCBB: AXES) is powering the next generation of wireless, fixed and hybrid mobile devices based on CDMA, CDMA2000, 802.11, and emerging 3G and 4G broadband IP technologies. The company is pursuing technology and applications that will enable the development and delivery of carrier-class subscriber based solutions, including fixed terminals, handsets and wireless payphones. To date, Axesstel’s Qualcomm-licensed products can be found in more than 15 countries worldwide. The company is headquartered in San Diego, California with a research and development center in Seoul, Korea. For more information, visit the company’s Web site at www.axesstel.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include but are not limited to the risk factors noted in the Company’s filings with the Securities & Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Axesstel’s products; Axesstel’s ability to gain market acceptance for its products; the Company’s ability to attract and retain skilled personnel; and the Company’s reliance on third-party suppliers and the availability of required financing on acceptable terms.

(financial tables follow)

Axesstel, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the fiscal years ended December 31, 2002 and 2003

	2002	Unaudited 2003
Net sales
Product sales	$4,066,787	$4,122,013
Engineering development services	4,020,000	7,253,980

	8,086,787	11,375,993

Cost of goods sold
Product sales	3,498,651	4,067,376
Engineering sales	0	3,391,537

Gross profit	4,588,136	3,917,080

Research and development	13,084	1,807,512

Selling, general and administrative expenses	3,823,062	4,963,053

Operating income (loss)	751,990	(2,853,485)

Other income (expense)
Interest income and other income	204,564	230,749
Loss from sale of marketable securities	(41,987)	—
Loss from write-down and disposition of assets	—	(318,244)
Interest expense and other expense	(35,210)	(50,201)

Total other income (expense)	127,367	(137,696)

Income (loss) before income taxes	879,357	(2,991,181)

Provision (benefit) for income taxes	243,731	(748,675)

Net income (loss)	635,626	(2,242,506)

Other comprehensive income (loss)
Foreign currency translation adjustment	(43,055)	5,361

Comprehensive income (loss)	592,571	(2,237,145)

Basic earnings (loss) per common share	$0.09	($0.03)

Diluted earnings (loss) per common share	$0.06	($0.03)

Weighted average number of common shares - basic	6,879,120	6,417,376

Weighted average number of common shares - diluted	9,869,321	6,417,376

(more)

Axesstel, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2002 and 2003

ASSETS

	2002	Unaudited 2003
Current assets
Cash and cash equivalents	$768,665	$376,336
Accounts receivable, net of allowance for doubtful accounts of $0	1,322,022	1,408,888
Prepayments and other current assets	381,217	550,187

Total current assets	2,471,904	2,335,411

Property and equipment, net	1,380,554	1,463,266

Other assets
Security deposits	174,990	158,418
Deferred tax assets	—	880,000
License fee	1,700,000	3,000,000
Development costs	217,164	1,033,909
Goodwill and Other Intangibles	296,889	847,434

Total other assets	2,389,043	5,919,761

Total assets	$6,241,501	$9,718,438

(more)

LIABILITIES AND STOCKHOLDERS’ EQUITY
	2002	Unaudited 2003
Current liabilities
Accounts payable	$0	$2,779,466
Accrued Expense and Other Current Liabilities	2,014,529	2,951,564

Total current liabilities	2,014,529	5,731,030

Long-term liabilities
Obligations under capital leases, excluding current installments	107,831	0

Total long-term liabilities	107,831	0

Stockholders’ equity
Common stock, par value $0.001; Authorized 50,000,000 shares; 6,077,816 and 6,699,168 shares issued and outstanding at 2002 and 2003, respectively	6,078	6,700
Additional paid-in capital	4,296,012	6,400,802
Accumulated other comprehensive loss	(43,055)	0

Accumulated deficit	(139,894)	(2,420,094)

Total stockholders’ equity	4,119,141	3,987,408

Total liabilities and stockholders’ equity	$6,241,501	$9,718,438